SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-A





                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                      First Robinson Financial Corporation
             (Exact name of registrant as specified in its charter)



           Delaware                                    Applied For
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    (State of incorporation                          (I.R.S. Employer
       or organization)                             Identification No.)


501 East Main Street, Robinson, Illinois                  62454
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act.

                                      None
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                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:


                      Common Stock par value $.01 per share
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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
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         For a description of the Registrant's securities, reference is made to "Description of Capital Stock", "Dividends" and "Market for Common Stock" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form S-1 (Registration Number 333- 23625) dated May 5, 1997 which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form S-1 referenced above.


Item 2. Exhibits.
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     1. Pre-Effective Amendment No. One to the Registration Statement on Form S-1 (Registration Number 333-23615) dated May 5, 1997 is hereby incorporated by reference.

     2. Certificate of Incorporation, filed as Exhibit 3.1 to Registration Statement on Form S-1 (Registration Number 333-23625) dated March 19, 1996 is hereby incorporated by reference.

     3. Bylaws, filed as Exhibit 3.2 to Registration Statement on Form S-1 (Registration Number 333-23625) dated March 19, 1996 is hereby incorporated by reference.

     4. Specimen Stock Certificate, filed as Exhibit 4 to Registration Statement on Form S-1 (Registration Number 333-23625) dated March 19, 1996 is hereby incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            FIRST ROBINSON FINANCIAL CORPORATION




Date: May 8, 1997                                     By:/s/ Rick L. Catt
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                                                         Rick L. Catt, President